Exhibit 23.3


                        CONSENT OF OIL AND GAS CONSULTANT

     As independent petroleum consultants to The Houston Exploration Company and KeySpan Exploration and Production, LLC, Miller and Lents, Ltd. hereby consents to the incorporation of our report included in this Registration Statement on Form S-8 of KeySpan Corporation and into the KeySpan Corporation's previously filed Registration Statement File Nos. 333-53657, 333-53765, 333-920003, 333-79151, 333-40472, 333-34768, 333-60294, 333-82230, and 333-104230.

                                                MILLER AND LENTS, LTD.

                                            By: /s/ Christopher A. Butta
                                                ------------------------
                                                Christopher A. Butta
                                                Senior Vice President


Houston, Texas
September 30, 2004